Exhibit 12(b)
I, John S. Adams, President and Principal Executive Officer, and I, Peter K. Hoglund, Vice President and Principal Financial Officer, of The Munder @Vantage Fund (the “Trust”) each certify that:
1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ John S. Adams John S. Adams
President and Principal Executive Officer
Date: September 7, 2007

By:	/s/ Peter K. Hoglund Peter K. Hoglund
Vice President and Principal Financial Officer
Date: September 7, 2007